SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 19, 2017 (May 18, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                    Submission of Matters to a Vote of Security Holders.

On May 18, 2017, Dynegy Inc. (“Dynegy”) held its 2017 Annual Meeting of Stockholders. A total of 124,575,640 shares of Dynegy’s common stock were present or represented by proxy at the meeting. During the meeting four proposals were voted upon. The votes were as follows:

Proposal 1— Election of eight directors to serve until the 2018 Annual Meeting of Stockholders, or until successors have been elected or appointed.

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Robert C. Flexon	115,215,277	229,237	9,131,126
Pat Wood III	115,029,500	415,014	9,131,126
Hilary E. Ackermann	115,218,882	225,632	9,131,126
Paul M. Barbas	114,993,408	451,106	9,131,126
Richard Lee Kuersteiner	114,931,585	512,929	9,131,126
Tyler G. Reeder	115,215,569	228,945	9,131,126
Jeffrey S. Stein	114,956,179	488,335	9,131,126
John R. Sult	115,215,746	228,768	9,131,126

Proposal 2 — Approval, on an advisory basis, of the compensation of Dynegy’s named executive officers described in Dynegy’s 2017 Proxy Statement.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
91,821,151	23,586,001	37,362	9,131,126

Proposal 3 — Act upon a proposal, on an advisory basis regarding the frequency of the stockholder vote on the compensation of Dynegy’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
113,436,499	65,669	1,898,742	43,604	9,131,126

Proposal 4 — Ratification of the appointment of Ernst and Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2017.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
124,396,861	106,599	72,180	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: May 19, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer